EXHIBIT 99.1

Adesto Technologies Announces Fourth Quarter and Full Year 2016 Financial Results

Fourth Quarter Revenue Increases 10.3%, Gross Margin Above 50% and Operating Expenses Lower by $1.0 Million Sequentially

SUNNYVALE, Calif., Feb. 14, 2017 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ:IOTS), a leading provider of application-specific, feature-rich, ultra-low power non-volatile memory products, today announced financial results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter Highlights:

  Revenue increased 10.3% sequentially and 4.3% year-over-year to a quarterly record of $12.3 million;
  GAAP gross margin was 50.6%, compared to 48.1% in the third quarter of 2016 and 45.6% in the fourth quarter of 2015 and;
  GAAP operating expenses were $7.8 million, compared to $8.8 million in the previous quarter and $7.0 million in the prior year quarter;
  Adjusted EBITDA was a loss of $111,000, compared to a loss of $2.0 million in the third quarter of 2016 and a loss of $494,000 in the fourth quarter of 2015;
  Introduced Mavriq DS (Digital Security) Series based on Adesto’s CBRAM technology - designed for improved security in IoT and connected devices; and
  Secured 127 design wins across the industrial, consumer, communications and automotive markets for a full year record of 280 design wins.

Commenting on the quarter, Narbeh Derhacobian, Adesto’s president and CEO, stated, “We closed out 2016 achieving our goal of growing second half revenue 15% over the first half as we continued to see a strengthening in orders across our end markets and product families as design wins ramped into production. In addition, we expanded gross margin 500 basis points over the prior year fourth quarter to 50.6%. We also sequentially decreased operating expenses over $1 million in the quarter, which contributed to a significant improvement in adjusted EBITDA and loss per share. These results make us confident in our ability to achieve our goal of adjusted EBITDA breakeven by mid-2017.

“For the full year, we secured a record number of design wins, more than doubling over the prior year. The consumer market once again represented the largest percentage of our estimate of the total dollar value opportunity of these design wins, reflecting our efforts to further expand revenue in high-volume consumer applications. In fact, revenue from our FusionFlash products, which are well-suited for battery-operated consumer devices, more than doubled over 2015 reflecting the suitability of this product line for connected IoT devices.

“Additionally, our EcoXiP product released in September is gaining strong momentum in the market as this product sets a new standard for performance, cost and power for IoT edge devices. As a result of its high, value-added feature set, we believe there is a broad market opportunity for this product with significant potential for growth.”

Mr. Derhacobian concluded, “In summary, I believe we have taken the proper steps over the past year to strengthen our financial position and balance sheet, while focusing on driving top line revenue. We expect growth in 2017 to be driven by an increasing number of design wins ramping into production as well as a higher contribution from new products as we expand our market share of the rapidly growing IoT market across a broad number of end market applications. As we look more specifically at the first quarter, we expect our revenue to reflect seasonality primarily from our consumer end market, with the second quarter anticipated to return to strong growth and reach a new quarterly revenue record.”

Fourth Quarter 2016 Results
Revenue in the quarter ended December 31, 2016 was $12.3 million, an increase of 10.3% from $11.2 million in the third quarter of 2016 and an increase of 4.3% from $11.8 million in the fourth quarter of 2015.

Gross margin in the fourth quarter of 2016 was 50.6%, compared to 48.1% in the third quarter of 2016 and 45.6% in the fourth quarter of 2015. The increase in gross margin was due primarily to favorable product mix from the sale of higher margin products combined with the benefits from continued improvements in product costs.

GAAP operating expenses in the fourth quarter of 2016 were $7.8 million, compared to $8.8 million in the previous quarter and $7.0 million in the prior year quarter. On a non-GAAP basis, operating expenses were $6.7 million in the fourth quarter of 2016, compared to $7.7 million in the prior quarter and $6.1 million in the fourth quarter of 2015.

GAAP net loss in the fourth quarter of 2016 was $1.7 million, or ($0.11) per share, compared to a GAAP net loss of $4.1 million, or ($0.27) per share, in the third quarter of 2016 and a GAAP net loss of $3.3 million, or ($0.32) per share, in the fourth quarter of 2015.

On a non-GAAP basis, net loss in the fourth quarter of 2016 was $0.6 million, or ($0.04) per share, compared to a net loss of $2.9 million, or ($0.19) per share, in the third quarter of 2016 and a net loss of $0.9 million, or ($0.07) per share, in the fourth quarter of 2015.

Adjusted EBITDA for the fourth quarter was a loss of $111,000 compared to a loss of $2.0 million in the third quarter of 2016 and a loss of $494,000 in the fourth quarter of 2015.

A reconciliation of our GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Cash totaled $19.7 million as of December 31, 2016, compared to $23.1 million as of December 31, 2015.

Business Outlook
For the first quarter of 2017, the Company expects revenue to range between $11.1 million and $11.3 million. Gross margin is expected to be between 48% and 50%. GAAP operating expenses are expected to range between $8.3 million and $8.5 million, which includes approximately $0.8 million in stock-based compensation and $0.3 million in amortization of acquisition-related intangible assets.

Conference Call Information
Adesto will host a conference call today at 2:00 p.m. Pacific Time to discuss its financial results. Investors and analysts may join the call by dialing 1-844-419-1786 and providing confirmation code 56971664. International callers may join the teleconference by dialing +1-216-562-0473 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com.

A telephone replay of the conference call will be available approximately two hours after the conference call until Tuesday, February 21, 2017 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial +1-404-537-3406. The pass code is 56971664.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. It also contains projected non-GAAP operating expenses. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Amortization of acquisition-related intangible assets: We have excluded the effect of amortization of acquisition-related intangible assets from our non-GAAP financial measures. Amortization of acquisition-related intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of acquisition-related intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Revaluation of preferred stock warrants: We have excluded the effect of the revaluation of preferred stock warrants from our non-GAAP financial measures. Revaluation of our preferred stock warrants is a non-cash expense and we evaluate our financial performance excluding the impact of any revaluation of preferred stock warrants. Upon the completion of our initial public offering in October 2015, all preferred stock warrants converted to common stock warrants, as a result there will be no preferred stock revaluation income or expense in future periods.
  Gains from dispute settlements:  We have excluded the effect of the gain on settlement of an alleged liability with a former foundry supplier from our non-GAAP financial measures.  The gain on settlement is a non-cash gain, is not a recurring event and is not part of our core operations and was excluded when evaluating our financial performance.

Our non-GAAP Financial Measures are described as follows:

  Non-GAAP net loss and net loss per share. Non-GAAP net loss is net loss as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, amortization of acquisition-related intangible assets, the revaluation of preferred stock warrants and gains from dispute settlements. Non-GAAP net loss per share is non-GAAP net loss divided by non-GAAP weighted average shares outstanding. Non-GAAP weighted average shares outstanding was computed to give effect to the conversion of all outstanding convertible preferred stock which occurred in connection with our initial public offering in October 2015, as if conversion had occurred at the beginning of the period.
  Non-GAAP operating expense.  Non-GAAP operating expenses is operating expenses as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation, amortization of acquisition-related intangible assets and gains from dispute settlements.
  Adjusted EBITDA is net loss as reported on our consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net loss as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies
Adesto Technologies (NASDAQ:IOTS) is a leading provider of application-specific, ultra-low power non-volatile memory products. The company has designed and built a portfolio of innovative products with intelligent features to conserve energy and enhance performance, including Fusion Serial Flash, DataFlash®, EcoXiP™ and products based on Conductive Bridging RAM (CBRAM®). CBRAM® is a breakthrough technology platform that enables 100 times less energy consumption than today’s memory technologies without sacrificing speed and performance. Adesto is focused on delivering differentiated solutions and helping its customers usher in the era of the Internet of Things (IoT). For more information, please visit http://www.adestotech.com.

Forward looking Statements
The quotes of our Chief Executive Officer in this release regarding our prospects for growth, product momentum and expected revenue performance, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; market adoption of our CBRAM-based products; our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including the final prospectus related to our initial public offering, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of February 14, 2017, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 14, 2017 press release, or to reflect the occurrence of unanticipated events.

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenue	$12,330	$11,826	$43,968	$43,259
Cost of revenue	6,087	6,429	22,618	24,775
Gross profit	6,243	5,397	21,350	18,484
Operating expenses:
Research and development	3,369	3,482	15,896	12,795
Sales and marketing	2,711	2,156	11,026	8,345
General and administrative	1,709	1,389	6,693	3,978
Gain from settlement with former foundry supplier	-	-	(1,962)	-
Total operating expenses	7,789	7,027	31,653	25,118
Loss from operations	(1,546)	(1,630)	(10,303)	(6,634)
Other income (expense):
Interest expense, net	(217)	(293)	(1,275)	(1,115)
Other income (expense), net	(21)	(1,478)	(50)	(695)
Total other income (expense), net	(238)	(1,771)	(1,325)	(1,810)
Loss before benefit from income taxes	(1,784)	(3,401)	(11,628)	(8,444)
Benefit from income taxes	(62)	(137)	(16)	(61)
Net loss	$(1,722)	$(3,264)	$(11,612)	$(8,383)

Net loss per share:
Basic and diluted	$(0.11)	$(0.32)	$(0.77)	$(2.79)
Weighted average number of shares used in computing
net loss per share:
Basic and diluted	15,349,715	10,265,217	15,085,973	3,007,929

ADESTO TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

GAAP gross profit	$6,243	$5,397	$21,350	$18,484
Stock-based compensation expense	21	13	81	19
Amortization of acquisition-related intangible assets	-	-	-	-
Non-GAAP gross profit	$6,264	$5,410	$21,431	$18,503

GAAP research and development expenses	$3,369	$3,482	$15,896	$12,795
Stock-based compensation expense	(251)	(197)	(1,038)	(263)
Amortization of acquisition-related intangible assets	(121)	(121)	(484)	(484)
Non-GAAP research and development expenses	$2,997	$3,164	$14,374	$12,048

GAAP sales and marketing expenses	$2,711	$2,156	$11,026	$8,345
Stock-based compensation expense	(176)	(116)	(706)	(153)
Amortization of acquisition-related intangible assets	(187)	(188)	(751)	(752)
Non-GAAP sales and marketing expenses	$2,348	$1,852	$9,569	$7,440

GAAP general and administrative expenses	$1,709	$1,389	$6,693	$3,978
Stock-based compensation expense	(387)	(264)	(1,518)	(352)
Amortization of acquisition-related intangible assets	-	-	-	-
Non-GAAP general and administrative expenses	$1,322	$1,125	$5,175	$3,626

GAAP operating expenses	$7,789	$7,027	$31,653	$25,118
Stock-based compensation expense	(814)	(577)	(3,262)	(768)
Amortization of acquisition-related intangible assets	(308)	(309)	(1,235)	(1,236)
Gain from settlement with former foundry supplier	-	-	1,962	-
Non-GAAP operating expenses	$6,667	$6,141	$29,118	$23,114

GAAP loss from operations	$(1,546)	$(1,630)	$(10,303)	$(6,634)
Stock-based compensation expense	835	590	3,343	787
Amortization of acquisition-related intangible assets	308	309	1,235	1,236
Gain from settlement with former foundry supplier	-	-	(1,962)	-
Non-GAAP loss from operations	$(403)	$(731)	$(7,687)	$(4,611)

Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(1,722)	$(3,264)	$(11,612)	$(8,383)
Stock-based compensation expense	835	590	3,343	787
Revaluation of preferred stock warrants	-	1,428	-	906
Gain from settlement with former foundry supplier	-	-	(1,962)	-
Amortization of acquisition-related intangible assets	308	309	1,235	1,236
Non-GAAP net loss	(579)	(937)	(8,996)	(5,454)
Interest expense	227	300	1,321	1,122
Provision for income taxes	(62)	(137)	(16)	(61)
Depreciation and amortization	303	280	987	1,453
Adjusted EBITDA	$(111)	$(494)	$(6,704)	$(2,940)

Non-GAAP basic and diluted net loss per share	$(0.04)	$(0.07)	$(0.60)	$(0.52)

Reconciliation of shares used in computing non-GAAP
net loss per share:
Basic and diluted shares:
Weighted-average shares used in calculating
GAAP basic and diluted net loss per share	15,349,715	10,265,617	15,085,973	3,007,929
Incremental shares upon conversion of convertible preferred
stock in connection with IPO		2,972,198		7,566,482
Weighted-average shares used in calculating non-GAAP
basic and diluted net loss per share	15,349,715	13,237,815	15,085,973	10,574,411

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$19,719	$23,089
Accounts receivable, net	6,111	6,536
Inventories	5,182	7,368
Prepaid expenses	462	1,155
Other current assets	105	1,186
Total current assets	31,579	39,334
Property and equipment, net	5,962	909
Intangible assets, net	8,324	9,559
Other non-current assets	296	114
Goodwill	22	22
Total assets	$46,183	$49,938
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	5,167	9,680
Income taxes payable	32	52
Accrued compensation and benefits	1,599	893
Accrued expenses and other current liabilities	2,144	1,413
Term loan	6,466	5,606
Total current liabilities	15,408	17,644
Line of credit	1,807	-
Term loan, non-current	9,775	7,814
Deferred rent, non-current	2,826	-
Deferred tax liability, non-current	2	1
Total liabilities	29,818	25,459

Stockholders' equity
Common stock	2	2
Additional paid-in capital	110,749	107,167
Accumulated other comprehensive loss	(230)	(146)
Accumulated deficit	(94,156)	(82,544)
Total stockholders' equity	16,365	24,479
Total liabilities and stockholders' equity	$46,183	$49,938

Company Contact:
David Viera
Director, Corporate Communications
P: 408-419-4844
E: david.viera@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Leanne K. Sievers, President
P: 949-836-4276
E: sheltonir@sheltongroup.com